                                                                     EXHIBIT 4.3


                         AMENDMENT TO RIGHTS AGREEMENT

                                    BETWEEN

                              GENEMEDICINE, INC.

                                      AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

     THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made this 24th day of October, 1998, by and between GeneMedicine, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent").

     WHEREAS, the Company is entering into an Agreement and Plan of Merger and Reorganization (as the same may be amended from time to time, the "Merger Agreement") among the Company, Megabios Corp., a Delaware corporation ("Megabios"), and Montana Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Megabios (the "Merger Sub"), pursuant to which Merger Sub will merge with and into the Company and the Company will survive as a wholly-owned subsidiary of Megabios, and the former stockholders of the Company will receive shares of Common Stock of Megabios; and

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of January 16, 1996, as amended (the "Rights Agreement"); and

     WHEREAS, the parties desire to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

               Notwithstanding the foregoing, no Person shall be or become an Acquiring Person by reason of (i) the execution and delivery of the Agreement and Plan of Merger and Reorganization, dated as of October 24, 1998, among Megabios Corp., a Delaware corporation, Montana Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and the Company (the "Merger Agreement") or the execution of any amendment thereto, (ii) the merger of Merger Sub with and into the Company, or
          (iii) the consummation of any other transaction contemplated by the Merger Agreement.
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     2.   The definition of "Change of Control" set forth in Section 1(e) of the
Rights Agreement is hereby amended by adding the following sentence to the end of that section:

               Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred by reason of (i) the execution and delivery or amendment of the Merger Agreement, (ii) the merger of Merger Sub with and into the Company, or (iii) the consummation of any other transaction contemplated by the Merger Agreement.

     3. The definition of "Shares Acquisition Date" in Section 1(n) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

               Notwithstanding anything else set forth in this Agreement, a Shares Acquisition Date shall not be deemed to have occurred by reason of (i) the public announcement, public disclosure, execution and delivery or amendment of the Merger Agreement, (ii) the merger of Merger Sub with and into the Company, or (iii) the consummation of any other transaction contemplated by the Merger Agreement.

     4. Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

               Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred by reason of (i) the execution and delivery or amendment of the Merger Agreement, (ii) the merger of Merger Sub with and into the Company, or (iii) the consummation of any other transaction contemplated by the Merger Agreement.

     5. Section 7(a) of the Rights Agreement is hereby amended by deleting the word "or" on the penultimate line of the section and adding the following clause at the end of that section:

               , or (iv) immediately before the Effective Time, as defined in the Merger Agreement.

     6. Section 13(c) of the Rights Agreement is hereby amended to add the following parenthetic phrase at the beginning of the second line of that section: (other than any such transaction contemplated by the Merger Agreement)

     7. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

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     8.   This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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

     IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


                                                          GENEMEDICINE, INC.
                                                          By:  /s/ Norman Hardman
                                                               --------------------------------------
                                                          Name:  Norman Hardman
                                                          Title:  President & CEO
Attest:  /s/ Richard A. Waldron
         --------------------------------------
     Name:  Richard A. Waldron
     Title:  Vice President and
      Chief Financial Officer
                                                          AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                          By:  /s/ Wilbert Miles
                                                               --------------------------------------
                                                          Name:  Wilbert Miles
                                                          Title:  Vice President
Attest:  /s/ Susan Silber
         --------------------------------------
     Name:  Susan Silber
     Title:  Assistant Secretary


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